As filed with the Securities and Exchange Commission on January 10, 2019.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Evolus, Inc.
(Exact name of registrant as specified in its charter)
___________________

Delaware	46-1385614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Evolus, Inc. 2017 Omnibus Incentive Plan
(Full title of the plan)
___________________
David Moatazedi
President and Chief Executive Officer
Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(949) 284-4555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
___________________
Copies to:

Michael A. Hedge Alexa M. Ekman K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900	Jeffrey J. Plumer Vice President, Legal Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	1,091,000	$13.16	$14,357,560.00	$1,740.14

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of the Registrant’s common stock that become issuable under the Evolus, Inc. 2017 Omnibus Incentive Plan, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on January 4, 2019.

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.

The Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on February 16, 2018 (File No. 333-223068) relating to the Evolus, Inc. 2017 Omnibus Incentive Plan is incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP.
23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm.
23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 10, 2019

EVOLUS, INC.
/s/ David Moatazedi
By:	David Moatazedi
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Moatazedi and Lauren Silvernail and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Moatazedi	President, Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2019
David Moatazedi

/s/ Lauren Silvernail	Chief Financial Officer and Executive Vice President, Corporate Development (Principal Financial Officer)	January 10, 2019
Lauren Silvernail

/s/ Vikram Malik	Chairman of the Board of Directors	January 10, 2019
Vikram Malik

/s/ Simone Blank	Director	January 10, 2019
Simone Blank

/s/ Bosun Hau	Director	January 10, 2019
Bosun Hau

/s/ Kristine Romine, M.D.	Director	January 10, 2019
Kristine Romine, M.D.

Signature	Title	Date

/s/ Robert Hayman	Director	January 10, 2019
Robert Hayman

/s/ David Gill	Director	January 10, 2019
David Gill